UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2013

LPATH, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50344	16-1630142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4025 Sorrento Valley Blvd., San Diego, California 92121

(Address of principal executive offices) (Zip Code)

(858) 678-0800

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐                   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03                                           Material Modification to Rights of Security Holders.

Effective on June 19, 2013, Lpath, Inc. a Nevada corporation (the “Company”), filed a Certificate of Amendment to Articles of Incorporation (the “Amendment”) to increase the authorized Common Stock from 28,571,429 shares to 100,000,000 shares.  The Amendment was approved by the Company’s stockholders at the Annual Meeting as further described below.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 3.1 to this Current Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference to this Item 5.03.

Item 5.07  Submission of Matters to Vote of Security Holders.

The Company held its annual meeting of stockholders on June 19, 2013 (the “Annual Meeting”). The Company filed its definitive proxy statement for the proposals voted upon at the Annual Meeting with the Securities and Exchange Commission on April 23, 2013, as further revised on May 1, 2013 (the “Proxy Statement”). At the close of business on April 26, 2013, the record date of the Annual Meeting, the Company had 13,128,250 shares of common stock issued and outstanding. The holders of a total of 10,896,673 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a majority of the issued and outstanding shares on the record date of the Annual Meeting.

The following is a summary of the proposals voted on at the Annual Meeting and the voting results.

(1)                                 All nominees for election to the Company’s Board of Directors named in the Proxy Statement were elected, each to a one-year term.  The number of votes cast for and against, and the number of abstentions and broker non-votes for each nominee were as follows:

	For	Withheld	Broker Non-votes
Daniel H. Petree	6,498,451	107,105	4,291,117
Scott R. Pancoast	5,818,283	787,273	4,291,117
Jeffrey A. Ferrell	6,505,166	100,390	4,291,117
Daniel L. Kisner	6,523,774	81,782	4,291,117
Charles A. Mathews	6,472,018	133,538	4,291,117
Donald R. Swortwood	6,077,111	528,445	4,291,117

(2)                                 The appointment of Moss Adams, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, was ratified by the indicated votes (there were no broker non-votes on this proposal):

For	Against	Abstain	Broker Non-votes
10,778,004	85,894	32,775	N/A

(3)                                 The stockholders approved a non-binding advisory vote on the compensation of the Company’s named executive officers. The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-votes
6,337,004	238,861	29,691	4,291,117

(4)                                 The stockholders approved a non-binding advisory vote on the frequency of the advisory vote on executive compensation. The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

1 Year	2 Years	3 Years	Abstain
6,316,663	22,785	206,249	59,859

(5)                                 The stockholders ratified an amendment to the Company’s Articles of Incorporation to increase the authorized Common Stock from 28,571,429 shares to 100,000,000 shares.  The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-votes
8,519,456	2,187,020	190,197	N/A

(6)                                 The stockholders approved an amendment and to the Company’s Amended and Restated 2005 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 1,015,635 shares:  The number of votes cast for and against, and the number of abstentions and broker non-votes were as follows:

For	Against	Abstain	Broker Non-votes
5,341,998	1,209,086	54,472	4,291,117

No other items were presented for stockholder approval at the Annual Meeting.

In light of the results of the stockholder vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers, and consistent with the Company’s recommendation, the Company’s Board of Directors has determined that the Company will hold a non-binding advisory vote on executive compensation annually until the next required vote on the frequency of future non-binding advisory votes on the compensation of the Company’s named executive officers.

Item 8.01                                           Other Events.

At the Annual Meeting, the Company’s stockholders approved an amendment to the Company’s Amended and Restated 2005 Equity Incentive Plan to increase the number of shares of Common Stock issuable under the Plan by 1,015,635 shares to 2,500,000 shares.  The Amendment became effective as of June 19, 2013, the date of the Annual Meeting.

The above description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amended and Restated 2005 Equity Incentive Plan, as amended, which is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of Lpath, Inc.
99.1+	Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan.

+Management contract or compensation plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LPATH, INC.

Dated: June 21, 2013	By:	/s/ Gary J. G. Atkinson
Name: Gary J.G. Atkinson
Title: Vice President and Chief Financial Officer

EXHIBITS

Exhibit No.	Description
3.1	Certificate of Amendment to Articles of Incorporation of Lpath, Inc.
99.1+	Lpath, Inc. Amended and Restated 2005 Equity Incentive Plan.

+Management contract or compensation plan or arrangement